UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2008

Pacific Capital Bancorp
(Exact name of registrant as specified in its charter)

California	0-11113	95-3673456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1021 Anacapa Street, Santa Barbara, CA	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On February 6, 2008, Pacific Capital Bank, N.A. (the "Bank"), a subsidiary of Pacific Capital Bancorp (the "Company"), entered into an offer letter with Mr. Stephen Masterson in connection with his pending position as Executive Vice President and Chief Financial Officer of the Bank and the Company.

The following is a description of the material terms set forth in the offer letter:

1. Mr. Masterson will receive an annual base salary of $325,000.

2. Mr. Masterson will receive a $100,000 sign-on bonus, subject to normal payroll deductions, of which $50,000 will be paid in the first payroll following his hire date. A second payment of $50,000 will be paid to Mr. Masterson six months after his hire date. These amounts will be paid only if Mr. Masterson is employed on these days, and a pro-rated repayment of the bonus amount will be due to the Bank should Mr. Masterson’s employment terminate with the Bank during the first year.

3. The Bank will provide Mr. Masterson with a non-preferential loan of $100,000, to be secured by his new residence, on terms that comply with Federal Reserve Regulation O.

4. The Bank will provide Mr. Masterson with a relocation allowance up to a maximum of $10,000 for incidental expenses incurred within six months from his date of hire. Additionally, the Bank will also reimburse Mr. Masterson for reasonable moving expenses upon receipt of bids from three reputable moving companies, and will accommodate his interim housing needs through the Bank’s corporate apartment or other lodging.

5. Mr. Masterson will be granted a Non-Qualified Stock Option for 7,500 shares of Company stock, which is exercisable over 10 years, per the terms and conditions of the Stock Option Grant.

6. Mr. Masterson will be granted a Restricted Stock grant of 5,000 shares of Company Stock, which has a staggered vesting period, per the terms and conditions of the Restricted Stock Agreement with a vesting period per the terms and conditions of the Restricted Stock Agreement.

7. Mr. Masterson will be eligible to participate in the Management Retention Plan (Change in Control) at 200% of average annual salary and bonus and the Bank’s Deferred Compensation program.

8. Mr. Masterson will be eligible for four weeks of vacation per year, prorated to the date of hire.

9. Mr. Masterson will be eligible for other benefit programs, such as the Bank’s flexible Benefits Plan and 401(k) Salary Savings Plan, on the first of the month following completion of 90 days of employment.

10. Employment is at will.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)	On February 11, 2008, the Company announced that it has entered into an offer letter with Mr. Stephen Masterson whereby he will become Executive Vice President and Chief Financial Officer, within the next several weeks. Please refer to the description provided in Item 1.01 with regard to the employment arrangement with Mr. Masterson.

(b)

On February 11, 2008, the Company announced that Mr. Brad Cowie, who has been serving as Interim Chief Financial Officer, will resume his full-time duties as Chief Risk Officer following the date that Mr. Masterson joins the Company.

The Company's press release announcing Mr. Masterson's appointment is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description
99.1	Press Release dated February 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CAPITAL BANCORP
Date:	February 11, 2008
/S/ FREDERICK W. CLOUGH
Frederick W. Clough
Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 11, 2008